Date: April 4, 2022
Kimball Shill
c/o Cricut, Inc.
10855 South River Front Parkway
South Jordan, Utah 84095
Re: Employment Letter
Dear Kimball:
This letter agreement (the “Agreement”) is entered into between Kimball Shill (“you”) and Cricut, Inc. (the “Company” or “we”). This Agreement is effective as of the date you sign it, as indicated below. The purpose of this Agreement is to confirm the terms and conditions of your employment effective as of April 1, 2022.
1.Position. Your position will be Chief Financial Officer, and you will report to the Company’s Chief Executive Officer or to such other person as the Company subsequently may determine. This is a full-time position. You will perform the duties and have the responsibilities and authority customarily performed and held by an employee in your position or as otherwise may be assigned or delegated to you by the Company. While you render services to the Company, you will not engage in any other employment, consulting or other business activity (whether full-time or part-time) without the prior written consent of the Company. By signing this Agreement, you reconfirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company.
2.Base Salary. Your annual base salary will be $300,000, which will be payable, less applicable withholdings and deductions, in accordance with the Company’s normal payroll practices. Your annual base salary will be subject to review and adjustment based upon the Company’s normal performance review practices.
3.Annual Bonus. You are eligible to earn an annual cash bonus with a target value of 50% of your annual base salary, based on achieving performance objectives established by the Company’s Board of Directors or an authorized committee thereof (the “Committee”) in its sole discretion and payable upon achievement of those objectives as determined by the Committee. If any portion of such bonus is earned, it will be paid when practicable after the Committee determines it has been earned, subject to you remaining employed with the Company through the payment date. Your actual earned 2022 annual bonus will be based on the base salary paid to you in 2022 before and after April 1, 2022. Your annual bonus opportunity will be subject to review and adjustment based upon the Company’s normal performance review practices.
4.Equity Awards. You will be eligible to receive awards of stock options, restricted stock units or other equity awards pursuant to any plans or arrangements the Company may have in effect from time to time. The Committee will determine in its discretion whether you will be granted any such equity awards and the terms of any such award in accordance with the terms of any applicable plan or arrangement that may be in effect from time to time.
5.Employee Benefits. As a regular full time employee of the Company, you will continue to be eligible to participate in Company-sponsored benefits in accordance with the terms of the Company’s policies and benefits plan. In addition, you will continue to be entitled to paid vacation in accordance with the Company’s vacation policy, as in effect from time to time. Information regarding coverage, eligibility, and other information regarding these benefits is set forth in more detailed documents that are available from the Company. With the exception of the Company’s at-will employment policy, discussed below, the Company may, from time to time, in its sole discretion, modify or eliminate its policies and/or benefits offered to employees.
6.Severance. You will be eligible for the Company’s Executive Change in Control and Severance Plan (the “Severance Plan”). Your Participation Agreement under the Severance Plan will specify the severance payments and benefits you could be eligible to receive in connection with certain terminations of your employment with the Company. These protections will supersede all other severance payments and benefits you would otherwise currently be eligible for to, or would become eligible for in the future, under any plan, program or policy that the Company may have in effect from time to time.
7.Employee Confidentiality and Invention Assignment. As an employee of the Company, you will continue to have access to certain confidential information of the Company and you may, during the course of your employment, develop certain information or inventions that will be the property of the Company. To protect the interests of the Company, your acceptance of this Agreement confirms that the terms of the Company’s Restrictive Covenant Agreement you previously signed with the Company (the “Restrictive Covenant Agreement”) still apply. In addition, you agree not to bring any third-party confidential information to the Company, including that of any of your former employers, and that in performing your duties for the Company you will not in any way utilize any such information.
8.Employment Relationship. Employment with the Company will continue to be for no specific period of time. Your employment with the Company will continue to be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this Agreement. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company (other than you).
9.Protected Activity Not Prohibited. Nothing in this Agreement or in any other agreement between you and the Company, as applicable, will in any way limit or prohibit you from engaging for a lawful purpose in any Protected Activity. For purposes of this Agreement, “Protected Activity” means filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including but not limited to the U.S. Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board. Notwithstanding any restrictions set forth in this Agreement or in any other agreement between you and the Company, as applicable, you understand that you are not required to obtain authorization from the Company prior to disclosing information to, or communicating with, such agencies, nor are you obligated to advise the Company as to any such disclosures or communications. In making any such disclosures or communications, you agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Confidential Information (within the meaning of the Restrictive Covenant Agreement) to any parties other than the relevant government agencies. You further understand that Protected Activity does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent will constitute a material breach of this Agreement. You acknowledge that the Company has provided you with notice in compliance with the Defend Trade Secrets Act of 2016 regarding immunity from liability for limited disclosures of trade secrets. The full text of the notice is attached in Exhibit A.
10.Governing Law; Venue. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto shall be governed by and construed in accordance with the domestic laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Any lawsuit arising out of or in any way related to this Agreement to the Parties’ relationship hereunder shall be brought only in those state or federal courts having jurisdiction over actions arising in Salt Lake County in the State of Utah.
11.ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, YOUR EMPLOYMENT WITH THE COMPANY OR THE TERMS OF EMPLOYMENT THEREOF, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. YOU AGREE THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, YOU MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN YOUR INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN UTAH, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 11. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE UTAH RULES OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL APPLY SUBSTANTIVE UTAH LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.
12.Miscellaneous. This Agreement, the Restrictive Covenant Agreement, the Severance Plan, and the Participation Agreement constitute the entire agreement between you and the

Company regarding the subject matters discussed, and they supersede all prior negotiations, representations or agreements between you and the Company. This Agreement may only be modified by a written agreement signed by you and the Company’s Chief Executive Officer.
To confirm the current terms and conditions of your employment, please sign and date in the spaces indicated and return this Agreement to the Company.
Sincerely,
Cricut, Inc.
By: /s/ Don Olsen
Don Olsen
EVP, General Counsel
I have read and understood this Agreement and hereby acknowledge, accept and agree to the terms as set forth herein and further acknowledge that no other commitments were made to me as part of my employment offer except as specifically set forth herein.
/s/ Kimball Shill
Kimball Shill
Date: April 4, 2022

Exhibit A

SECTION 7 OF THE DEFEND TRADE SECRETS ACT OF 2016

“ . . . An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. . . . An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”